Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:
Timothy A. Bonang, Vice President, Investor Relations
Elisabeth Olmsted, Senior Manager, Investor Relations
(617) 219-1440

Government Properties Income Trust Announces 2013 Third Quarter Results

Newton, MA (October 29, 2013): Government Properties Income Trust (NYSE: GOV) today announced its financial results for the quarter and nine months ended September 30, 2013.

Results for the Quarter Ended September 30, 2013:

Normalized funds from operations, or Normalized FFO, for the quarter ended September 30, 2013 were $27.9 million, or $0.51 per share, compared to Normalized FFO for the quarter ended September 30, 2012 of $25.6 million, or $0.54 per share.

Net income was $2.0 million, or $0.04 per share, for the quarter ended September 30, 2013 compared to $11.8 million, or $0.25 per share, for the quarter ended September 30, 2012.  Net income for the quarter ended September 30, 2013 includes a loss on asset impairment from discontinued operations of $10.1 million, or $0.19 per share.

The weighted average number of common shares outstanding was 54.7 million and 47.1 million for the quarters ended September 30, 2013 and 2012, respectively.

A reconciliation of net income determined according to U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, and Normalized FFO for the quarters ended September 30, 2013 and 2012 appears later in this press release.

Results for the Nine Months Ended September 30, 2013:

Normalized FFO for the nine months ended September 30, 2013 were $87.6 million, or $1.60 per share, compared to Normalized FFO for the nine months ended September 30, 2012 of $75.1 million, or $1.60 per share.

Net income was $41.9 million, or $0.77 per share, for the nine months ended September 30, 2013 compared to $36.8 million, or $0.78 per share, for the nine months ended September 30, 2012. Net income for the nine months ended September 30, 2013 includes a net gain on sale of properties from discontinued operations of $8.2 million, or $0.15 per share, and a loss on asset impairment from discontinued operations of $10.1 million, or $0.19 per share.

The weighted average number of common shares outstanding was 54.7 million and 47.1 million for the nine months ended September 30, 2013 and 2012, respectively.

A reconciliation of net income determined according to GAAP to FFO and Normalized FFO for the nine months ended September 30, 2013 and 2012 appears later in this press release.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.

No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Occupancy and Leasing Results:

As of September 30, 2013, 94.6% of GOV’s rentable square feet from continuing operations was leased, compared to 93.5% as of September 30, 2012, and 94.1% as of June 30, 2013.

GOV entered into lease renewals for 176,008 rentable square feet and new leases for 69,438 rentable square feet during the quarter ended September 30, 2013 which had weighted average rental rates that were approximately 10.6% above prior rents for the same space or, in the case of space acquired vacant, market rental rates for similar space in the building at the date of acquisition. The weighted average lease term based on square feet for leases entered into during the quarter ended September 30, 2013 was 7.8 years. Commitments for tenant improvements, leasing costs and concessions for leases entered into during the quarter ended September 30, 2013 totaled approximately $6.3 million, or $3.28 per square foot per year of the lease term.

Recent Acquisition and Sales Activities:

Since July 1, 2013, GOV has acquired or has entered agreements to acquire eight properties for an aggregate purchase price of $99.1 million, excluding acquisition costs, as follows:

•                  In August 2013, GOV acquired a previously disclosed warehouse property located in Chester, VA with 228,108 rentable square feet.  This property is 100% leased to the U.S. Government and occupied by the United States Army. The purchase price was $12.5 million, excluding acquisition costs.

•                  Also in August 2013, GOV acquired an office property located in Bethesda, MD with 128,645 rentable square feet.  This property is 100% leased to the U.S. Government and occupied by the National Institutes of Health.  The purchase price was $18.3 million, excluding acquisition costs.

•                  In September 2013, GOV entered an agreement to acquire an office property located in Rancho Cordova, CA with 93,807 rentable square feet.  This property is 100% leased to the State of California and occupied by the Department of Consumer Affairs.  The contract purchase price is $20.7 million, excluding acquisition costs.

•                  Also in September 2013, GOV entered an agreement to acquire four office properties located in Fairfax, VA with a combined total of 170,940 rentable square feet.  These properties are 100% leased to eight tenants, of which 51% is leased to the Commonwealth of Virginia and occupied by Northern Virginia Community College.  The contract purchase price is $31.5 million, excluding acquisition costs.

•                  In October 2013, GOV entered an agreement to acquire an office property located in Montgomery, AL with 49,370 rentable square feet.  This property is 100% leased to the U.S. Government and occupied by the Social Security Administration. The contract purchase price is $16.1 million, excluding acquisition costs.

GOV is currently marketing for sale three office properties located in Phoenix, AZ, San Diego, CA, and Falls Church, VA with a combined total of 356,163 rentable square feet which are included in discontinued operations and classified as held for sale as of September 30, 2013.  The aggregate net book value of these properties, after recording a $10.1 million loss on asset impairment during the third quarter of 2013, totaled $25.6 million at September 30, 2013.

Conference Call:

On Tuesday, October 29, 2013, at 1:00 p.m. Eastern Time, David Blackman, President and Chief Operating Officer, and Mark Kleifges, Treasurer and Chief Financial Officer, will host a conference call to discuss the third quarter 2013 results.

The conference call telephone number is (800) 553-5275.  Participants calling from outside the United States and Canada should dial (612) 332-0932.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through 11:59 p.m. Eastern Time on Tuesday, November 5, 2013.  To hear the replay, dial (320) 365-3844.  The replay pass code is 305212.

A live audio webcast of the conference call will also be available in a listen only mode on GOV’s website, which is located at www.govreit.com.  Participants wanting to access the webcast should visit GOV’s website about five minutes before the call.  The archived webcast will be available for replay on GOV’s website for about one week after the call.  The transcription, recording and retransmission in any way of GOV’s third quarter conference call are strictly prohibited without the prior written consent of GOV.

Supplemental Data:

A copy of GOV’s Third Quarter 2013 Supplemental Operating and Financial Data is available for download at GOV’s website, www.govreit.com. GOV’s website is not incorporated as part of this press release.

GOV is a real estate investment trust, or REIT, which owns properties located throughout the United States that are majority leased to the U.S. Government and other government tenants.  GOV is headquartered in Newton, Massachusetts.

Please see the following pages for a more detailed statement of GOV’s operating results and financial condition and for an explanation of GOV’s calculation of FFO and Normalized FFO.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER GOV USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, GOV IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON GOV’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  GOV’S ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT GOV HAS ENTERED AGREEMENTS TO PURCHASE SIX PROPERTIES.  THESE TRANSACTIONS ARE SUBJECT TO GOV’S SATISFACTORY COMPLETION OF DILIGENCE AND OTHER CUSTOMARY CLOSING CONDITIONS TYPICAL OF COMMERCIAL REAL ESTATE TRANSACTIONS.  THESE CONDITIONS MAY NOT BE MET.  AS A RESULT, THESE TRANSACTIONS MAY NOT OCCUR, MAY BE DELAYED OR THEIR TERMS MAY CHANGE.

•                  THIS PRESS RELEASE STATES THAT GOV HAS THREE PROPERTIES CLASSIFIED AS HELD FOR SALE AS OF SEPTEMBER 30, 2013 AND THAT THE AGGREGATE NET BOOK VALUE OF THESE PROPERTIES TOTALED $25.6 MILLION.  IMPLICATIONS OF THOSE STATEMENTS MAY BE THAT GOV WILL SELL THOSE PROPERTIES FOR AT LEAST $25.6 MILLION. HOWEVER, GOV MAY NOT BE ABLE TO SELL ANY OF THESE PROPERTIES OR MAY SELL THE PROPERTIES AT AMOUNTS THAT ARE LESS THAN THEIR CURRENT CARRYING VALUES.

THE INFORMATION CONTAINED IN GOV’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING UNDER “RISK FACTORS” IN GOV’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE GOV’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN ITS FORWARD LOOKING STATEMENTS. GOV’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE ON ITS WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON GOV’S FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, GOV DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

(END)

GOVERNMENT PROPERTIES INCOME TRUST

CONDENSED CONSOLIDATED STATEMENTS OF INCOME, FUNDS FROM OPERATIONS AND

NORMALIZED FUNDS FROM OPERATIONS

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Rental income	$56,401	$52,426	$168,639	$149,071

Expenses:
Real estate taxes	6,255	5,498	19,060	16,520
Utility expenses	5,355	4,801	13,064	12,035
Other operating expenses	10,169	9,171	29,288	26,667
Depreciation and amortization	14,032	12,537	40,960	35,642
Acquisition related costs	1,562	763	1,701	1,057
General and administrative	2,941	3,529	9,350	9,071
Total expenses	40,314	36,299	113,423	100,992

Operating income	16,087	16,127	55,216	48,079

Interest and other income	10	7	20	21
Interest expense (including net amortization of debt premiums and deferred financing fees of $339, $339, $1,002 and $998, respectively)	(4,176)	(4,530)	(12,388)	(12,649)
Equity in earnings of an investee	64	115	219	236
Income from continuing operations before income tax benefit (expense)	11,985	11,719	43,067	35,687
Income tax benefit (expense)	36	(30)	(50)	(119)
Net income from continuing operations	12,021	11,689	43,017	35,568
Discontinued operations:
Net income (loss) from discontinued operations	(10,055)	67	(1,121)	1,201
Net income	$1,966	$11,756	$41,896	$36,769

Calculation of Funds from Operations (FFO) and Normalized FFO:(1)
Net income	$1,966	$11,756	$41,896	$36,769
Plus: depreciation and amortization from continuing operations	14,032	12,537	40,960	35,642
Plus: depreciation and amortization from discontinued operations	242	519	1,026	1,639
Plus: loss on asset impairment from discontinued operations	10,142	—	10,142	—
Less: net gain on sale of properties from discontinued operations	—	—	(8,168)	—
FFO	26,382	24,812	85,856	74,050
Plus: acquisition related costs	1,562	763	1,701	1,057
Normalized FFO	$27,944	$25,575	$87,557	$75,107

Weighted average common shares outstanding	54,684	47,108	54,666	47,086

Per common share:
Income from continuing operations	$0.22	$0.25	$0.79	$0.76
Income (loss) from discontinued operations	$(0.18)	$—	$(0.02)	$0.03
Net income	$0.04	$0.25	$0.77	$0.78
FFO	$0.48	$0.53	$1.57	$1.57
Normalized FFO	$0.51	$0.54	$1.60	$1.60

(1)  GOV calculates FFO and Normalized FFO as shown above.  FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, plus real estate depreciation and amortization, excluding loss on impairment of real estate assets and any gain or loss on sale of properties, as well as certain other adjustments currently not applicable to GOV.  GOV’s calculation of Normalized FFO differs from NAREIT’s definition of FFO because GOV excludes acquisition related costs.  GOV considers FFO and Normalized FFO to be appropriate measures of operating performance for a REIT, along with net income, operating income and cash flow from operating activities.  GOV believes that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of GOV’s operating performance between periods and between GOV and other REITs.  FFO and Normalized FFO are among the factors considered by GOV’s Board of Trustees when determining the amount of distributions to its shareholders.  Other factors include, but are not limited to, requirements to maintain GOV’s status as a REIT, limitations in its revolving credit facility and term loan agreements, the availability of debt and equity capital to GOV, GOV’s expectation of its future capital requirements and operating performance, and its expected needs and availability of cash to pay its obligations.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of GOV’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of GOV’s needs.  GOV believes that FFO and Normalized FFO may facilitate an understanding of its consolidated historical operating results.  These measures should be considered in conjunction with net income, operating income and cash flow from operating activities as presented in GOV’s Condensed Consolidated Statements of Income and Comprehensive Income and Condensed Consolidated Statements of Cash Flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than GOV does.

GOVERNMENT PROPERTIES INCOME TRUST

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share data)

(unaudited)

	September 30,	December 31,
	2013	2012
ASSETS

Real estate properties:
Land	$239,222	$234,395
Buildings and improvements	1,267,669	1,233,468
	1,506,891	1,467,863
Accumulated depreciation	(179,573)	(156,661)
	1,327,318	1,311,202

Assets of discontinued operations	26,207	47,142
Acquired real estate leases, net	131,683	144,402
Cash and cash equivalents	2,697	5,255
Restricted cash	1,590	1,553
Rents receivable, net	31,373	28,882
Deferred leasing costs, net	9,523	7,620
Deferred financing costs, net	4,366	5,718
Other assets, net	18,322	10,360
Total assets	$1,553,079	$1,562,134

LIABILITIES AND SHAREHOLDERS’ EQUITY

Unsecured revolving credit facility	$69,000	$49,500
Unsecured term loan	350,000	350,000
Mortgage notes payable	91,343	93,127
Liabilities of discontinued operations	288	298
Accounts payable and accrued expenses	23,250	18,910
Due to related persons	1,784	3,719
Assumed real estate lease obligations, net	16,952	19,129
Total liabilities	552,617	534,683

Commitments and contingencies

Shareholders’ equity:
Common shares of beneficial interest, $.01 par value: 70,000,000 shares authorized, 54,722,468 and 54,643,888 shares issued and outstanding, respectively	547	547
Additional paid in capital	1,105,676	1,103,982
Cumulative net income	179,189	137,293
Cumulative other comprehensive income	32	99
Cumulative common distributions	(284,982)	(214,470)
Total shareholders’ equity	1,000,462	1,027,451

Total liabilities and shareholders’ equity	$1,553,079	$1,562,134